Exhibit 3.140
For Ministry Use Only A I’usage exchsul to minister Omaiio Corporation Number Numero de la compagnie en Ontario Consumer end on’ono Commercial RelationCERTIFICATEThis is to certify that those articles are ellective on to Consommallon 01 du commarceCERTIFICATCert certifie quaies presents status ftntrent so vigueur ‘31454287 JANUARY 10 JANVIER, 2001 Form 4 Business Corporations Act articles of amalgamation STATUTS DE FUSION Denomination sociale de la compagnie Issue de la lusion: g a r v e n i n c o r p or a t e ;d i j i — - | i -1. The name of the amalgamated corporation is:Adresse du siege social: formate number 4 Loi sur les compagnies 2. The address of the registered office is: 492 Sovereign Court (Street & Number, or R.R. Number & if Multi-Office Building give Room No.) (Rue at numero. ou numero de la R.R. et, s’il s’agis edifice a bureaux, numero du bureau)London, OntarioN 6 M 1 IB I2 (Name of Municipality or Post Office) (Nom de la municipalite ou du bureau deposte)(Postal Code/Code postal) directors b: administrateurs: Administrateur(s): Resident Minimum — One (1) Address tor service, giving Street & No. or R.R. No., Canadian Maximum — Five Municipality and Postal Code State (5) 4. Domicile elu, y compris la rue el k numero, le Yes or No The directors) numer O de la R.R. ou le nom de la municipalitd et le Resident is/are: code postal Canadieh First name, initials Oui/Non and surname Prenom, initiates et nom de lamille Paul D. House 4429 15th Street, Jordan Station, Ontario LOR ISO Yes Donald B. Schroeder 1090 Westhaven Drive Burlington, Ontario L7P 5B5 YesDYE & DUAHAM Tom McNeely 1464 Bayshire Drive Yes FORM 4 (8.C.A.) Oakvilie, Ontario L6H 6E73. Number (or minimum and maximum number) of Nombre (ou nombres minimal et maximal)

(A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set cut below. Les actionnaires de chaque compagnie qui tusionne ont dument adopte la convention de fusion contormement au paragraphe 176 (4) de la Loi sur les compagnies a la date mentionnee ci-dessous. (B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 1 n of the Business Corporations Act on the dale set out below. The articles of amalgamation in substance contain the provisions of the articles of incorporation of and are more particularly set out in these articles. (B) Les administrateurs de chaque compagnie qui tusionne ont approuve la fusion par vote de resolution contormement a article 177 de la Loi sur les compagnies a la date mentionnee ci-dessous. Les statuts de lusion reprennent essentiellement les dispositions des statuts constitutits deet sont enonces textuellement aux presents statuts. Names of amalgamating corporations Ontario Corporation Denomination sociate des Number Numero de la compagnie en Date of Adoption/Approval compagnies qui lusionnent Ontario Date d'adoption ou d'approbation Garven Incorporated 241862 November 29, 2000 Maidstone Town Centre Inc. 905266 November 29, 2000

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. Limites, s’lly a lieu, imposees aux acttvites commerciaies ou aux pouvoirs de la compagnie.None 7. The classes and any maximum number of shares that the corporation is authorized to issue: Categories et nombre maximal, s’lly a lieu, d’actions que la compagnie est autorisee a emettre: The Corporation is authorized to issue an unlimited number of common shares without par value.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privileges, restrictions et conditions, s’il y a lieu, rattaches a chaque categorie d’actions et pouvoirs des administrateurs relatits & chaque categorie d’actions qui peut etre emise en serie:

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (ii any) are as follows: Lemission, le transtert ou la propriete d’actions est/n’est pas restreinte. Les restrictions, s’il y a lieu, sont les suivantes: (i) The right to transfer shares of the capital stock of the Corporation shall be restricted in that no shares shall be transferred without either; (a) The previous express sanction of the holders of at least fifty-one per cent (51%) of the outstanding shares, or (b) The sanction of the Directors of the Corporation expressed either by resolution passed by a majority of the Board or by instrument signed by a majority thereof. 10. Other provisions, (if any): Auties dispositions, s’il y a lieu: (i) The number of shareholders of the Corporation (exclusive of persons who are in the employment of the Corporation) is hereby limited to Fifty (50), two or more persons holding one or more shares jointly being counted as a single share-holder;) (ii)Any invitation to the public to subscribe for any shares, debentures, debenture stock of the Corporation is hereby prohibited. 11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule “A*. Les declarations exigees aux termes du paragraphe 178(2) de la Loi sur les compagnies constituent I’annexe “A”. 12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as One copie de la convention de fusion ou les resolutions des administrateurs (selon le cas) constitus(nt) I’annexe “8”.

These articles are signed in duplicate. Les presents statuts sont signis en double exemplaire. Names of the amalgamating corporations and signatures and descriptions of office of their proper officers Denomination sociale des compsgnies qui fusonnent, signature et fonction de leurs dirigeants regulierement designis. GARVEN INCORPORATED MAIDSTONE TOWN CENTRE INC. Per: /s/ Tom Mcneely, C.F.O Per: /s/ Paul D. House, President Tom Mcneely, C.F.O Paul D. House, President

For Ministry use Only, Ontario CorporaUon Number Numero de la societe en Ontario 241862 Cod. ARTICLES OF AMENDMENT STATUTS DE MODIFICATION 2. The name of the corporation is changed to (if applicable): Form 3 Business Corporations Act Formula 3 Lol sur les socletes par actions Denomination sociale actuelle de la societe : 1. The present name of the corporation is: 6 A R V E N I N ;C o R P 0 R A T E Nouvelle denomination sociale de la societe (s’il y a lieu): 3. Date of incorporation/amalgamation: Date de la constitution ou de la fusion : 12 MARCH. 1971 (Day, Month. Year) (Jour, mots, 4. The articles of the corporation are amended as follows: Les statuts de la societe sont modifies de la facon suivante: Baniilcti and Solicitors London, Ontario tytoua corporation TORONTO • CANADA ScHDoci* 3.W Can 74 8/1083 I. To provide that the number of directors of the Corporation shall consist of a minimum of one (1) and a maximum of nine (9) directors. II. To increase the authorized capital of the Corporation by the creation of an unlimited number of Class A common shares and an unlimited number of Class B common shares; III. To convert the 3,686 issued and outstanding common shares of the Corporation into 3,686 Class A common shares on the basis of one Class A common share for each issued and outstanding common share; IV. To decrease the authorized capital of the Corporation by cancelling the unissued preferred shares and the unissued common shares of the Corporation, no preferred shares or common shares being outstanding; V. To provide that the Class A common shares and the Class B common shares shall have attached thereto the following rights, privileges, restrictions and conditions: III.

4. Continued (a) The holders of the Class A common shares and Class B common shares shall in each year in the discretion of the board of directors, be entitled, out of the monies of the Corporation properly applicable to such payment of dividends, to dividends in such amounts as the board of directors may in their discretion from time to time determine. Notwithstanding the foregoing, dividends shall be declared and paid on an equal basis for each Class A common share and Class B common share, the intent being that the directors may not pay dividends on any class of shares to the exclusion of the other class of shares or in any different amount per share than is being paid on shares of the other class of shares. Except as provided in subsection (b) herein, the Class A common shares and Class B common shares rank. equally each to the other in all respects without priority or preference; (b) In the event of liquidation, dissolution or winding up of the Corporation or other distribution of the property or assets of the Corporation among its shareholders, (other than by way of dividend), for the purpose of winding up its affairs, the holders of Class A common             shares shall be entitled to receive one cent ($.01) per share in preference to and in priority to the holders of Class B common shares and thereafter the respective holders of Class A common shares and Class B common shares shall be entitled to share equally, share for share, in all such distributions of the property and assets of the Corporation; (c) The respective holders of Class A common shares and Class B common shares shall be entitled to receive notice of and to attend and to vote at all meetings of the shareholders of the Corporation and shall be entitled to one (1) vote in person or by proxy in respect of each Class A common share or each Class B common share held by them respectively; (d) Holders of Class A common shares and Class B common shares are not entitled to vote separately as a class or dissent upon a proposal to amend the articles of the Corporation to: (i) increase or decrease any maximum number of authorized shares of such class or increase any maximum number of authorized shares of any class or series having rights or privileges equal or superior to such class; or (ii) create a new class or series of shares equal or superior to shares of such class; unless the holders of any of the Class A common shares or Class B common shares are being affected by such amendment in a manner differently from the holders of the other class. Form 3 Business Corporal Ions Act Harrison, Elood Barrislers and Solic Formule 3 Lot surles sociélés par actions Harrison, Elwood Barristers and Spoliator London, Ontario
style us corporation TORONTO • CANADA
SoftDocs8 3.11

VI. To declare that the authorized capital of the Corporation after giving effect to the foregoing shall consist of an unlimited number of Class A common shares and an unlimited number of Class B common shares. 5. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modification a ete dument autotisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions. 6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification la 24 February, 1995 (Day, Month, Year) (Jour, mote, annee) These articles are signed in duplicate. Les presents statuts sont signes en double exemplaire. GARVEN INCORPORATED (Name of Corporation) (Denomination sociale de la societe) By/Par: (Signature) (Description of Office) (Signature) (Signature) Peter R. Lockyer, Assistant Secretary Form 3 Business Corporal Ions Act Harrison, Elood Barrislers and Solic Formule 3 Lot surles sociélés par actions Harrison, Elwood Barristers and Spoliator London, Ontario style us corporation TORONTO • CANADA SoftDocs8 3.11

CERTIFICATE OF
INCORPORATION
THIS IS TO CERTIFY THAT
GARVEN INCORPORATED WAS INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT, 1970 ON March 12, 1971.
Assistant Controller of Records COMPANIES BRANCH DEPARTMENT OF FINANCIAL AND COMMERCIAL AFFAIRS

ARTICLES OF INCORPORATION 1. The name of the corporation is GARVEN INCORPORATED. 2. The head office is at the City of London, in the County of Middlesex. 3. The address of the head office is 90 Bessemer Road, London 52, Ontario. 4. The number of Directors is three. 5. The First Directors are GARNET HAROLD COLLETT 95 Downing Crescent London, Ontario GERTRUDE MAE FRY 95 Downing Crescent London, Ontario ROY VOISEY SEYMOUR 45 Wynford Heights Crescent Don Mills, Ontario ILED MAR 12, 71 DEPARTMENT OF FINANCIAL AND COMMERCIAL AFFAIRS

6. THE OBJECTS FOR WHICH THE CORPORATION IS INCORPORATED ARE To buy, hold, own, hire, maintain, control, take, lease, sell, assign, exchange, transfer, manage, improve, develop, pledge, mortgage or otherwise deal in and dispose of, either absolutely as owner or by way of collateral security or otherwise, any property, real and personal, movable and immovable, and assets generally.

7. the authorized capital is of the Corporation is to be divided into Three Thousand, Six Hundred special preferred shares with a par value of Ten ($10-00) Dollars each and Four Thousand common shares without par value; provided, however, that the aggregate consideration for the issue of the said shares without par value shall not exceed in amount or value the sum of Four Thousand ($4,000.00) Dollars or such greater amount as the Board of Directors of the Corporation by resolution determined, provided that such resolution shall not be effective until a certified copy thereof has been filed with the Minister of Financial and Commercial Affairs, all prescribed fees have been paid, and the Minister has so certified.

8. THE DESIGNATONS, PREFERENCES, RIGHTS, CONDITIONS. RESTRICTIONS, LIMITATIONS OR PROHIBITIONS ATTACHING TO THE SPECIAL SHARES. IF ANY, ARE 1. The holders of the special preferred shares shall in each year, in the discretion of the directors, but always in preference and priority to any payment Of dividends on the common shares for such year, be entitled out of any or all profits or surplus available for dividends, to non-cumulative dividends at the rate of seven (7%) per cent per annum on the amount paid up on the special preferred shares; if in any year after providing for the full dividend on the special preferred shares, there shall remain any profits or surplus available for dividends, such profits or surplus or any part thereof may, in the discretion of the directors, be applied to dividends on the common shares; the holders of the special preferred shares shall not be entitled to any dividend other than or in excess of the non-cumulative dividends at the rate of seven (7%) per cent per annum hereinbefore provided for; 2. The special preferred shares shall rank, both as regards dividends and repayment of capital, in priority to all other shares of the Corporation but shall not confer any further right to participate in profits or assets; 3. The Corporation may, upon giving notice as hereinafter provided, redeem the whole or any part of the special preferred shares on payment for each share to be redeemed on the amount paid up thereon, together with all dividends declared thereon and unpaid; not less than thirty (30) days notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed, specifying the date and place or places of redemption; if notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem the shares be deposited with any trust company or chartered bank in Canada, as specified in the notice, on or before the date fixed for redemption, dividends on the special preferred shares to be redeemed shall cease after the date so fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited; 4. The Corporation may, at any time and from time to time, purchase for cancellation the whole or any part of the special preferred shares at the lowest price at which, in the opinion of the Directors, such shares are obtainable but not exceeding the amount paid up thereon, and all dividends declared thereon and unpaid;

5. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the special preferred shares shall be entitled to receive before any distribution of any part of the assets of the Corporation among the holders of any other shares, the par value of such special preferred shares and any dividends declared thereon and unpaid and no more; 6. The holders of the said special preferred shares shall not be entitled to vote at any meetings of shareholders of the Corporation but shall be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof. 7. The authorization for an amendment to the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the special preferred shares or to create special preferred shares ranking in priority to or on a parity with the special preferred shares, in addition to the authorization by a special resolution, may be given by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the special preferred shares duly called for that purpose.

9. THE RESTRICTIONS, IF ANY, ON THE ALLOTMENT, ISSUE OR TRANSFER OF SHARES ARE (a) No shares of the capital stock of the Company shall at any time be allotted, issued or transferred without the approval of the holder or holders of at least seventy-five (75%) per cent of the outstanding common shares; and (b) No shares shall be allotted, issued or transferred without the express consent of the majority of the directors, to be signified by a resolution to be passed by the board. 9A. Special Provisions (1) The number of Shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of the employment to be, Shareholders of the Corporation, is limited to not more than fifty, two or more persons who are joint registered owners of one or more shares being counted as one Shareholder. (2) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

ITHE SHARES. IF ANY. TO 8E TAKEN BY THE INCORPORATORS ARC INCORPORATORS FULL NAMES. NUMBER OF AMOUNT TO INCLUDING ALL GIVEN NAMES SHARES CLASS DESIGNATION BE PAID $ Garnet Harold Collett 4 Common $4.00 Gertrude Mae Fry Roy Voisey Seymour 1 Common §1.00 Roy Voisey Seymour 1 Common $1.00 11. THE NAMES AND RESIDENCE ADDRESSES OF THE INCORPORATORS ARE FULL RESIDENCE ADDRESS GIVING STREET & NO. OR R.R. NO., FULL NAMES. INCLUDING ALL GIVEN NAMES MUNICIPALITY OR POST OFFICE, Garnet Harold Collett 95 Downing Crescent London, Ontario Gertrude Mae Fry 95 Downing Crescent London, Ontario Roy Voisey Seymour 45 Wynford Heights Crescent Don Mills, Ontario THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY 70 THE MINISTER SIGNATURES OF INCORPOPATION /s/ Garnet Harold Collett /s/ Gertrude Mae Fry /s/ Roy Voisey Seymour